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                                                                   Exhibit 4(ii)

                             WARRANT TRANSFER POWER

     JOSEPH WALKER & SONS, INC. hereby irrevocably assigns and transfers unto MONOGENESIS CORPORATION, a Delaware corporation, 600 Warrants to Subscribe for and Purchase Common Stock, No Par Value of Ocean West Enterprises, Inc., a California corporation (the "Company"), standing in its name on the books of the Company represented by the attached Warrant Certificate, and hereby irrevocably constitutes and appoints P. Bradley Walker to transfer the said Warrants of the within named Company with full power of substitution in the premises.

Dated: May 1, 2000

                                                   JOSEPH WALKER & SONS, INC.


                                                   By: /s/ Joseph Walker
                                                       -------------------------

                                                   Title: President

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THIS WARRANT CERTIFICATE AND THE WARRANTS EVIDENCED HEREBY MAY NOT BE
TRANSFERRED IN VIOLATION OF THE PROVISIONS OF PARAGRAPH 7. THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS MAY NOT BE ISSUED OR TRANSFERRED IN VIOLATION OF THE PROVISIONS OF PARAGRAPH 1, 7 OR 8.

                                                                    600 Warrants

                               WARRANT CERTIFICATE

          To Subscribe for and Purchase Common Stock, No Par Value, of

                          Ocean West Enterprises, Inc.

     THIS CERTIFIES that, for value received Joseph Walker & Sons, Inc., or its registered successors and assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase from Ocean West Enterprises, Inc., a California corporation (herein called the "Company"), at any time during the period from the date hereof through 5:00 P.M., Eastern Standard Time, October 31, 2009, one Stock Unit (as hereinafter defined) at a price of $11.84, subject to the conditions hereinafter set forth. For purposes of this Warrant Certificate, a Stock Unit shall consist of one fully paid and non-assessable share of Common Stock, no par value, of the Company, as such stock is constituted on the date hereof (herein called the "Date of Issuance"), subject to adjustment from time to time pursuant to the provisions of paragraphs 2 and 3.

     1. The Warrants evidenced hereby may be exercised by the registered holder hereof, in whole or in part, by the surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Company), at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at its last address appearing on the books of the Company) and upon payment to it by certified or official check or checks of the purchase price of the Stock Units purchased. The Company agrees that the shares of capital stock of the Company comprising the Stock Units so purchased (the "Warrant Shares") shall be deemed to be issued to the registered holder hereof on the date on which this Warrant Certificate shall have been surrendered and payment made for such Stock Units as aforesaid; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive such shares as the record holder thereof on such date, but such surrender shall be effective to constitute the person entitled to receive such shares as the record holder thereof for all purposes immediately after the opening of business on the next succeeding day on which such stock transfer books are open.

The certificates for such shares shall be delivered to the registered holder hereof within a reasonable time, not exceeding ten days, after Warrants evidenced hereby shall have been so exercised and a new

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Warrant Certificate evidencing the number of Warrants, if any, remaining unexercised shall also be issued to the registered holder within such time unless such Warrants shall have expired. No fractional shares of capital stock of the Company, or scrip for any such fractional shares, shall be issued upon the exercise of any Warrants.

     2. The number and kind of shares of capital stock of the Company comprising a Stock Unit shall be subject to adjustment as follows:

          (a) In case the Company after the Date of Issuance shall (i) pay a dividend on Common Stock in Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into smaller number of shares or (iv) issue by reclassification of its Shares of Common Stock any shares of capital stock of the Company, the number of shares of Common Stock comprising a Stock Unit immediately prior thereto shall be adjusted retroactively so as to consist of the number of shares of capital stock of the Company which the holder hereof would have owned or have been entitled to receive had one Warrant evidenced hereby been exercised immediately prior to the record date in the case of a subdivision, combination or reclassification. Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment to the number of shares of Common Stock comprising a Stock Unit made pursuant to this clause (a) shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (b) In case the Company after the Date of Issuance shall issue options, warrants or rights pro rata to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as hereinafter defined) at the record date mentioned below, then in each such case the number of shares of Common Stock comprising a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares of Common Stock outstanding on the date of issuance of such options, warrants or rights plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such options, warrants or rights plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall be made whenever such options, warrants or rights are issued, and shall become effective retroactively immediately after the record date for the determination of Shareholders of the Company entitled to receive such options, warrants or rights.

          (c) In case the Company after the Date of Issuance shall distribute pro rata to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or cash distributions), or options, warrants or rights to subscribe or purchase (excluding those referred to in clause (b) above), then in each such case the number of shares of Common Stock comprising a Stock Unit shall be adjusted to that number determined by multiplying the number of Shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction, of which the numerator shall be the current market price per share of Common Stock on the record date for determination of shareholders of the Company entitled to receive such distribution, and of which the denominator shall be such current market price per share of Common Stock, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness or options, warrants or rights so distributed applicable to one Share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively immediately after the record date for the determination of shareholders of the Company entitled to receive such distribution.

          (d) No fractional shares of Common Stock, or scrip for any such fraction, shall be issued upon the exercise of Warrants evidenced hereby. If more than one Warrant evidenced hereby shall be exercised at any one time, the number of full shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Stock Units purchased. Instead of any fractional share of Common Stock which would otherwise be issuable upon such exercise, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the current market price per share of Common Stock on the date of such exercise.

          (e) For the purposes of any computation under this paragraph 2, the "current market price per share of Common Stock" on any day shall be the average of the daily closing prices per share of Common Stock for the 30 consecutive full business days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any additional securities exchange, the average of the highest reported bid and lowest reported asked prices in the over-the-counter market, as reported in the over-the-counter market. In the event the shares of Common Stock are not traded on any Exchange and bid and asked prices are not reported in the over-the-counter market, the "current market price per share of Common Stock" shall be equal to the fair value of a share of Common Stock as determined by an independent appraiser to be selected at that time by the Company's Board of Directors.

          (f) No adjustment in the number of shares of Common Stock comprising a Stock Unit shall be required unless such adjustment would require an increase or decrease of at least two percent in the number of shares of Common Stock at the time comprising a Stock Unit; provided, however, that any adjustments which be reason of this clause (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All computations made pursuant to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (g) Whenever the number of shares of common Stock comprising a Stock Unit shall be adjusted pursuant to the provisions hereof, the Company shall forthwith file with each transfer agent for the Common Stock a statement describing in reasonable detail the adjustment and the method of calculation used. As soon as practicable after any such adjustment is made, the Company shall cause a notice of such adjustment to be mailed to the registered holder of this Warrant Certificate at his last address appearing on the books of the Company.

          (h) The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors of the Company shall be evidence of the correctness of any computation made pursuant to the provisions of this paragraph 2.

          (i) For purposes of this Warrant Certificate, "Common Stock" shall mean (i) the class of capital stock of the Company designated Common Stock as of the Date of Issuance, or (ii) any other class of capital stock of the Company resulting from successive changes or reclassifications of the Common Stock consisting of changes solely from without par value to par value, or in par value, or from par value to without par value. In the event that at any time, as a result of an adjustment made pursuant to the provisions of this paragraph 2, any shares of capital stock of the Company other than shares of Common Stock shall be included in a Stock Unit thereafter the number of such other shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this paragraph 2 and the provisions shall apply on like terms to any such other shares.

     3. In case of any consolidation or merger of the Company with another corporation after the Date of Issuance, or the sale or transfer of all or substantially all of its assets to another corporation shall be effected after the Date of Issuance, or the sale or transfer of all or substantially all of its assets to another corporation shall be effected after the Date of Issuance, then, as a condition of such consolidation, merger, sale or transfer, lawful and adequate provision shall be made whereby the registered holder of this Warrant Certificate shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the Stock Unit immediately theretofore purchasable and receivable upon the exercise of each Warrant evidenced hereby, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of capital stock of the Company equal to the number of shares of such capital stock comprising a Stock Unit immediately theretofore purchasable and receivable upon the exercise of one Warrant evidenced hereby had such consolidation, merger, sale or transfer not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the registered holder of this Warrant Certificate to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation of any shares of stock, securities or assets thereafter deliverable upon the exercise of the Warrants evidenced hereby. The Company shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the company) resulting from or otherwise acquiring such assets shall assume, by written instrument mailed to the registered holder hereof at its last address appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

     4. If at any time prior to the expiration of the Warrants evidenced hereby:

               (a) The Company shall declare any dividend on the Common Stock payable in shares of capital stock of the Company other than Common Stock; or

               (b) The Company shall authorize the issue of any options, warrants or rights prorata to all holders of Common Stock entitling them to subscribe for or purchase any shares of stock of the Company of any class other than Common Stock or to receive any other rights; or

               (c) The Company shall authorize the distribution pro rata to all holders of Common Stock of evidences of its indebtedness or assets (excluding cash evidence or cash distributions); or

               (d) There shall occur any reclassification of the Common Stock, or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock) or a sale or transfer to another corporation of all or substantially all of the assets of the Company; or

               (e) There shall occur the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

then, and in any one or more of such cases, the Company shall mail to the registered holder hereof at its last address appearing on the books of the Company, as promptly as practicable but in any event at least ten days prior to the applicable record date (or determination date) mentioned below, a notice stating, to the extent such information is available, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or if a record is not to be then, the date as of which the holders of Common stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up.

     5. The Company covenants and agrees that all shares of capital stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and with respect to the issue thereof to the registered holder hereof. The

Company further covenants and agrees that during the period within which the Warrants evidenced hereby may be exercised, the Company will at all times reserve such number of shares of its capital stock as may be sufficient to permit the exercise in full of the Warrants evidenced hereby.

     6. The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant Certificate shall not be entitled to any rights whatsoever as a shareholder of the Company except as herein provided.

     7. This Warrant Certificate and the Warrants evidenced hereby may not be transferred, except to a partner or partners or an officer or officers of Joseph Walker and Sons, Inc. (or any corporate affiliate or affiliates or successors thereto), and may not be transferred unless, in the opinion of counsel to the Company, such transfer would not result in a violation of the provisions of the Securities Act of 1933 (herein called the "Act"). Any transfer of this Warrant Certificate and the Warrants evidenced hereby, in whole or in part, shall be effected upon surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Company), at the principal office or agency of the company referred to in paragraph 1. The Warrants evidenced hereby may not be exercised, and the Warrant Shares may not be transferred, unless, in the opinion of counsel to the company, such exercise or transfer, as the case may be, would not result in a violation of the provisions of the Act. Holders of such Warrants and the Warrant Shares shall be entitled to the benefits of paragraph 8.

          Each taker and holder of this Warrant Certificate, the Warrants evidenced hereby and the Warrant Shares, by taking or holding the same consents to and agrees to be bound by the provisions of this paragraph 7.

     8. (a) The Company shall advise the Holder of this Warrant or of the Warrant Shares or any then holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") by written notice at least four weeks prior to the filing of any registration statement under the Securities Act of 1933 (the "Act") covering securities of the Company and will for a period of ten years, commencing at the date hereof, upon the request of any such holder, include in any such registration statement such information as may be required to permit a public offering of the Warrants and the Warrant Shares. The Company shall supply prospectuses, qualify the Warrants and the Warrant Shares for sale in such states as any such holder designates and furnish indemnification in the manner as set forth in subparagraph (c) (3) of this paragraph 8. Such holders shall furnish information and indemnification as set forth in subparagraph (c) (3) of this paragraph 8.

          (b) If any majority holder (as defined below) shall give notice to the Company at any time during the ten year period commencing on the date hereof to the effect that such holder contemplates (i) the transfer of all or any part of his or its Warrants and/or Warrant Shares, or (ii) the exercise and/or conversion of all or any of his or its Warrants and the transfer of all or any part of the Warrants and/or Warrant Shares under such circumstances that a public offering (within the meaning of the Act) of Warrants and/or Warrant Shares will be involved and the company is at such time subject to the reporting requirements of Sections 13 or 15 of the Securities Exchange Act of 1934, then the Company, as soon as practicable but within sixty (60) days after receipt of such notice, shall file a new registration statement pursuant to the Act, to the end that Warrants and/or Warrant Shares may be sold under said Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become effective and continue to be effective (current) until the holder has advised that all of the Warrants and/or Warrant Shares have been sold; provided that such holder shall furnish the Company with appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing. The holder may, at its option, request the registration of the Warrants and/or Warrant Shares in a filing made by the company as contemplated by subparagraph (a) of this paragraph 8 or in connection with a request made pursuant to subparagraph (b) of this paragraph 8 prior to the acquisition of the Warrant Shares upon exercise of the Warrants and even though the holder has not given notice of exercise of the Warrants. The holder may thereafter at its option, exercise the Warrants at anytime or from time to time subsequent to the effectiveness under the Act of the registration statement in which the Warrant Shares were included.

          (c) The following provision of this paragraph 8 shall also be applicable:

               (1) Within ten days after receiving any such notice pursuant to subparagraph (b) of this paragraph 8, the Company shall give notice to the other holders of Warrants and Warrant Shares, advising that the company is proceeding with such registration and offering to include therein Warrants and/or Warrant Shares of such other holders, provided that they shall furnish the company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall request in writing. Following the effective date of such registration, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be requested by such owner to permit such holder to make a public offering of all Warrants and/or Warrant Shares from time to time offered or sold to such holder, provided that such holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such holder) in connection therewith as the company shall request in writing. The Company shall also use its best efforts to qualify the Warrant Shares for sale in such states as such majority holder shall designate.

               (2) The company shall bear the entire cost and expense of any registration of securities initiated by it under subparagraph (a) of this paragraph 8 notwithstanding that Warrants and/or Warrant Shares subject to this Warrant may be included in any such registration. The Company shall also comply with one request for registration made by the majority holder pursuant to subparagraph 9b) of this paragraph 8 at its own expense and without charge to any holder or any Warrants and/or Warrant Shares; and the Company shall comply with one additional request made by the majority holder pursuant to subparagraph (b) of this paragraph 8 at the sole expense of such holder. Any holder whose Warrants and/or Warrant Shares are included in any such registration statement pursuant to this paragraph 8 shall, however, bear the fees of his own counsel and any registration fees transfer taxes or underwriting discounts of commissions applicable to the Warrant Shares sold by him pursuant thereto.

               (3) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrants and/or Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this paragraph 8 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such loses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the company by such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that the Company shall not be obligated so to indemnify any such holder or underwriter or controlling person unless such holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this paragraph 8 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the company by any such holder or underwriter expressly for use therein.

               (4) Neither the giving of any notice by any such majority holder nor the making of any request of prospectuses shall impose upon any such majority holder or owner making such request any obligation to sell any Warrants and/or Warrant Shares, or exercise any Warrants.

          (d) The term "majority holder" as used in this paragraph 8 shall include any owner or combination of owners of Warrants or Warrant Shares in any combination if the holdings of the aggregate amount of:

               (i) the Warrants held by him or among them, plus

               (ii) the Warrants which he or they would be holding if the Warrants for the Warrant Shares owned by him or among them had not been exercised,

          would constitute a majority of the Warrants originally issued.

          The Company's agreements with respect to Warrants or Warrant Shares in this paragraph 8 shall continue in effect regardless of the exercise and surrender of this Warrant.

          IN WITNESS WHEREOF, Ocean West Enterprises, Inc. has caused this Warrant Certificate to be signed by a duly authorized officer under its corporate seal, and this Warrant Certificate to be dated November, 1999.


/s/ Marshall Stewart
--------------------
    President


Attest:


/s/ Daryl Meddings
------------------
    Secretary

(CORPORATE SEAL)

                                FORM OF EXERCISE

                 (To be executed by the register holder hereof)

     The undersigned hereby exercises Warrants to subscribe for and purchase shares of common stock, no par value, of Ocean West Enterprises, Inc. evidenced by the within Warrant Certificate and herewith makes payment of the purchase price in full. Kindly issue certificates for shares of Common Stock in accordance with the instructions given below. The certificate for the unexercised balance of the Warrants evidenced by the within Warrant Certificate, if any, will be registered in the name of the undersigned.

Dated:
                                                   --------------------------

Instructions for registration of stock


--------------------------------------
Name (please print)

Social Security or Other Identifying
Number:
       -------------------------------

Address:

--------------------------------------
Street

--------------------------------------
City, State and Zip Code